VAN KAMPEN GLOBAL GOVERNMENT SECURITIES FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCoopers LLP, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Fund, 3,096,916 shares were voted in the affirmative and 29,531 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Fund, 3,095,618 voted in the affirmative and 30,829 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Fund, 3,095,916 shares were voted in the affirmative and 30,531 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Fund, 3,096,916 shares were voted in the affirmative and 29,531 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Fund, 3,094,362 shares were voted in the affirmative and 32,085 shares were withheld. With regard to the election of Jack E. Nelson, as elected trustee by the shareholders of the Fund, 3,095,916 shares were voted in the affirmative and 30,531 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Fund, 3,095,916 shares were voted in the affirmative and 30,531 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Fund, 3,095,916 shares were voted in the affirmative and 30,531 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Fund, 3,095,509 shares were voted in the affirmative and 30,938 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Fund, 3,096,916 shares were voted in the affirmative and 29,531 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Fund, 3,095,665 shares were voted in the affirmative and 30,782 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Fund, 3,095,916 shares were voted in the affirmative and 30,531 shares were withheld. With regard to the ratification of PricewaterhouseCoopers LLP to act as independent public accountants for the Fund, 3,050,590 shares were voted in the affirmative and 8,833 shares were voted against the proposal and 67,024 shares abstained from voting.